Coya Therapeutics Provides a Corporate Update and Reports Unaudited Third Quarter 2024 Financial Results

Houston, TX, November 6, 2024 -- Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance regulatory T cell (Treg) function, provides a corporate update and announces its financial results for the quarter ended September 30, 2024.

Recent Corporate Highlights

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Announced positive results from an investigator initiated double-blind study of low-dose interleukin-2 (LD IL-2) in patients with mild to moderate Alzheimer’s Disease (AD) at the Clinical Trials on Alzheimer’s Disease Conference (CTAD24) in Madrid
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Filed patents for COYA 301 in combination with Glucagon-Like Peptide-1 (GLP-1) receptor agonists
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Promoted Arun Swaminathan, Ph.D. to Chief Executive Officer, effective November 1, 2024, while Howard Berman has transitioned from CEO to Executive Chairman
•
Announced anti-inflammatory effects of COYA 302 in the brain from a preclinical inflammatory mouse model of Parkinson’s disease (PD)
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Aligned with FDA on the non-clinical data needed to support the planned randomized, double-blind, placebo-controlled, Phase 2b trial of COYA-302 in patients with Amyotrophic Lateral Sclerosis (ALS).
•
A Phase 1 investigator-initiated trial (IIT) combining LD IL-2 + CTLA4-Ig began in patients with Frontotemporal Disease (FTD)

Upcoming Expected Catalysts for 2025

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Q1 2025: Additional clinical data to be released in the Phase 2 LD IL-2 investigator-initiated trial (IIT) study in patients with AD. Publication and release of additional and comprehensive blood immune panels and inflammatory cerebrospinal fluid (CSF) biomarkers comparing LD IL-2 arms to placebo arm
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Q1/Q2 2025: COYA 301/GLP-1 combination data submission for publication and additional intellectual property filings
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Q2 2025: Submission of additional data to support the start of the COYA-302 Phase 2 trial in patients with ALS

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Upon IND acceptance and first patient dosing of COYA-302 in ALS, eligible to receive milestone payments of $8.4 million from strategic partner, Dr. Reddy’s Laboratories (DRL)
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Q2 2025: ALS Biomarker data. Publication of longitudinal data on Neurofilament Light Chain (NfL) and oxidative stress markers in patients with ALS
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2H 2025: Top-line clinical data release for an investigator-initiated trial combining LD IL-2 + CTLA4-Ig in patients with FTD
•
2H 2025: Filing of IND for the COYA-302 Phase 2 trial in patients with FTD*

(*Clinical trial initiated upon FDA IND approval)

“We are pleased with the constructive discussion we have had with the FDA,” said Coya CMO, Dr. Fred Grossman. “We have clarity on the non-clinical data needed to support the start of our Phase 2 study of COYA-302 in patients with ALS and we are fully aligned with the FDA. We are confident in the path forward towards the completion of this important potential pivotal trial. Following FDA acceptance of the Coya 302 IND in ALS, we expect to submit the IND for COYA 302 in FTD, likely in the second half of 2025,” concluded Dr. Grossman.

Coya CEO Arun Swaminathan, Ph.D. said:

“As the new CEO of Coya, I am very encouraged by our progress in 2024. I believe our progress opens a wide array of strategic opportunities in 2025, both with existing and new partners. I will be keenly focused on delivering shareholder value over the next year.”

"During the third quarter of 2024 we continued to advance our pipeline of neurodegenerative treatments, all aimed at neurodegenerative diseases with high unmet need, including AD, PD, and ALS.

“Our drug candidates all target neuroinflammation, which we see as a major contributing factor towards disease progression in the neurological conditions we are addressing. Moreover, our approach to potential combination therapies for treatment of these neurodegenerative diseases differentiates us from other companies and offers, what we believe, a new treatment paradigm that could lead to the creation of meaningful shareholder value.

“We anticipate 2025 will be a busy and productive year filled with multiple milestones, clinical data and catalysts. In Q1 of 2025, we will be presenting additional clinical data from the investigator-initiated phase 2 trial in AD and later in the year clinical data from another investigator-initiated clinical trial in FTD, this time with the combination of LD IL-2 and CTLA-4 Ig. We are also excited to begin our Coya sponsored phase 2 trials for our combination biologic COYA 302 in both ALS and FTD.

“During the CTAD conference in Madrid at the end of October, encouraging Phase 2 data was presented from an investigator-initiated trial that highlighted the benefits of LD IL-2 in treating patients with mild to moderate Alzheimer’s disease. This data increased our confidence in our combination drug candidate, COYA 302, which combines COYA 301, our proprietary LD IL-2 candidate, with the fusion protein CTLA4-Ig, or Abatacept for the potential treatment of neurodegenerative diseases, such as ALS and FTD. We believe LD IL-2 enhances and restores Treg function, lowering inflammation, while CTLA4-Ig inhibits other inflammatory cell types and so may sustain and create more durable Treg functionality. While we were encouraged with the promising LD IL-2 monotherapy data in AD, we believe that our combination approach with CTLA-4 Ig provides numerous advantages by targeting multiple immune pathways which are critical in these complex diseases.

“We also believe there is potential for strategic opportunities combining COYA-301 with other therapeutic agents as potential therapeutics for patients with AD or other neurodegenerative and autoimmune diseases.

“Finally, our recent capital raise provides additional flexibility and cushion for us to execute on our corporate, clinical, and regulatory goals. As of October 31, 2024, our interim cash and cash equivalents (unaudited) was $39.8 million. We continue to be in discussions with our partners and potential partners looking for opportunities to reach our goals quicker and in the best way possible. I look forward to sharing additional corporate, clinical, and regulatory progress as appropriate,” concluded Swaminathan.

Unaudited Financial Results

As of September 30, 2024, Coya had cash and cash equivalents of $31.1 million.

Research and development expenses were $2.2 million for the three months ended September 30, 2024, compared to $1.6 million for the three months ended September 30, 2023. The increase was due to a $0.3 million increase in our preclinical expenses primarily due to our preclinical advancement of COYA 302 in ALS and a $0.3 million increase in internal research and development expenses.

General and administrative expenses were $2.2 million for the three months ended September 30, 2024, and $2.0 million for the three months ended September 30, 2023, a change of approximately $0.2 million. The increase was primarily due to a $0.4 million increase in stock-based compensation and employee headcount, partially offset by a $0.2 million decrease in corporate fees.

Net loss was $4.0 million for the three months ended September 30, 2024, compared to net loss of $3.4 million for the three months ended September 30, 2023.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

COYA 302 – the Company’s lead biologic investigational product or "Pipeline in a Product" – is a proprietary combination of COYA 301 (Coya’s proprietary LD IL-2) and CTLA4-Ig for subcutaneous administration with a unique dual mechanism of action that is now being developed for the treatment of Amyotrophic Lateral Sclerosis, Frontotemporal Dementia, Parkinson’s Disease, and Alzheimer’s Disease. Its multi-targeted approach enhances the number and anti-inflammatory function of Tregs and simultaneously lowers the expression of activated microglia and the secretion of pro-inflammatory mediators. This synergistic mechanism may lead to the re-establishment of immune balance and amelioration of inflammation in a sustained and durable manner that may not be achieved by either low-dose IL-2 or CTLA4-Ig alone.

For more information about Coya, please visit www.coyatherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

CORE IR
Bret Shapiro
brets@coreir.com

561-479-8566

Media Contact
Kati Waldenburg

media@coyatherapeutics.com

212-655-0924

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,057,395	$32,626,768
Collaboration receivable	-	7,500,000
Prepaids and other current assets	4,449,006	1,069,557
Total current assets	35,506,401	41,196,325
Fixed assets, net	45,429	65,949
Total assets	$35,551,830	$41,262,274

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$336,722	$1,155,656
Accrued expenses	1,409,235	2,973,215
Deferred collaboration revenue	573,089	923,109
Total current liabilities	2,319,046	5,051,980
Deferred collaboration revenue	1,222,596	574,685
Total liabilities	3,541,642	5,626,665

Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none issued or outstanding as of September 30, 2024 or December 31, 2023	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 15,221,308 and 14,405,325 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,523	1,441
Additional paid-in capital	69,830,059	61,501,801
Subscription receivable	-	(11,250)
Accumulated deficit	(37,821,394)	(25,856,383)
Total stockholders' equity	32,010,188	35,635,609
Total liabilities and stockholders' equity	$35,551,830	$41,262,274

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Collaboration revenue	$—	$—	$3,552,109	$-
Operating expenses:
Research and development	2,223,903	1,592,232	9,928,214	3,891,896
In-process research and development	—	—	25,000	350,000
General and administrative	2,219,545	1,964,990	6,747,790	5,456,087
Depreciation	6,841	6,841	20,521	20,521
Total operating expenses	4,450,289	3,564,063	16,721,525	9,718,504
Loss from operations	(4,450,289)	(3,564,063)	(13,169,416)	(9,718,504)
Other income:
Other income	428,871	142,089	1,204,405	464,693
Net loss	$(4,021,418)	$(3,421,974)	$(11,965,011)	$(9,253,811)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.26)	$(0.34)	$(0.80)	$(0.94)
Weighted-average shares of common stock outstanding, basic and diluted	15,221,308	9,947,915	14,866,089	9,873,387

CONDENSED UNAUDITED INTERIM STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(11,965,011)	$(9,253,811)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	20,521	20,521
Stock-based compensation, including the issuance of restricted stock	1,872,990	634,249
Acquired in-process research and development assets	25,000	350,000
Changes in operating assets and liabilities:
Collaboration receivable	7,500,000	-
Prepaids and other current assets	(3,379,449)	314,910
Accounts payable	(773,956)	(177,911)
Accrued expenses	(1,477,041)	(835,689)
Deferred collaboration revenue	297,891	-
Net cash used in operating activities	(7,879,055)	(8,947,731)
Cash flows from investing activities:
Purchase of in-process research and development assets	(25,000)	(350,000)
Net cash used in investing activities	(25,000)	(350,000)
Cash flows from financing activities:
Proceeds from sale of common stock upon initial public offering, net of offering costs	-	14,250,311
Proceeds from sale of common stock, net of offering costs	4,943,668	-
Proceeds from subscription receivable	11,250	-
Payment of financing costs related to the 2023 Private Placement	(131,918)	-
Proceeds from the exercise of stock options	1,975	-
Proceeds from the exercise of warrants	1,509,707	-
Net cash provided by financing activities	6,334,682	14,250,311
Net increase in cash and cash equivalents	(1,569,373)	4,952,580
Cash and cash equivalents as of beginning of the period	32,626,768	5,933,702
Cash and cash equivalents as of end of the period	$31,057,395	$10,886,282

Supplemental disclosures of non-cash financing activities:
Conversion of convertible preferred stock upon initial public offering	$-	$8,793,637
Conversion of convertible promissory notes upon initial public offering	$-	$12,965,480